UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

Dynamic Applications Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-150652	98-0573566
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Beit Gibor Sport 7 Menachem Begin Street Ramat Gan, Israel	52521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 (9723) 611-6262

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2009 Dynamic Applications Corp. (the "Company") entered into an amendment to the Executive Employment Agreement (the "Amendment") between the Company and Mr. Asher Zwebner, the Company's chief financial officer.  Under the Amendment, Mr. Zwebner's term of employment is extended until October 31, 2010 and in lieu of the existing employment compensation set forth in the employment agreement, Mr. Zwebner will be entitled to receive 500,000 shares of common stock in the Company.  This restricted stock vests in 12 equal monthly installments at the end of each month beginning in October 1, 2009 for so long as Mr. Zwebner has not been terminated or ceases employment with the Company.  A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8−K and incorporated by reference herein.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text thereof.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Amendment No. 1 to the Executive Employment Agreement between Dynamics Applications Corp. and Asher Zwebner dated October 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC APPLICATIONS CORP.

By:	/s/ Ori Goore
Name: Ori Goore
Title: Chief Executive Officer

Date: October 15, 2009